UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2005
__________________________
Maverick Tube Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10651	43-1455766
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16401 Swingley Ridge Road, Seventh Floor Chesterfield, Missouri (Address of principal executive offices)	63017 (Zip Code)
Registrant’s telephone number, including area code: (636) 733-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Indenture
Form of 1.875% Convertible Senior Subordinated Note
Registration Rights Agreement
Convertible Note Hedge Transaction Confirmation
Warrant Transaction Confirmation
News Release

Item 1.01 Entry into a Material Definitive Agreement.
Convertible Senior Subordinated Notes
     On November 9, 2005, Maverick Tube Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Morgan Stanley & Co. Incorporated (the “Initial Purchaser”) relating to the offering by the Company of $220 million aggregate principal amount of 1.875% Convertible Senior Subordinated Notes due 2025 (the “Notes”), plus up to an additional $30 million aggregate principal amount of the Notes at the option of the Initial Purchaser to cover over-allotments, if any. The Notes were issued pursuant to an Indenture dated as of November 15, 2005 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as Trustee. See Item 3.02 of this Current Report on Form 8-K for a description of the Indenture and the Notes issued pursuant thereto.
Convertible Note Hedge and Warrant Transactions
     On November 9, 2005, the Company entered into a convertible note hedge transaction (the “Hedge Transaction”) and a warrant transaction (the “Warrant Transaction”) with Morgan Stanley & Co. International Limited (“MSIL”), an affiliate of the Initial Purchaser. See Item 3.02 of this Current Report on Form 8-K for a description of the Hedge Transaction and the Warrant Transaction.
Item 3.02 Unregistered Sales of Equity Securities.
Convertible Senior Subordinated Notes
     On November 9, 2005, the Company entered into the Purchase Agreement to offer and sell in a private placement $220 million aggregate principal amount of the Notes to the Initial Purchaser for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). On November 15, 2005, the Company closed the sale of $220 million aggregate principal amount of the Notes. Pursuant to the terms of the Purchase Agreement, the purchase price paid by the Initial Purchaser for the Notes was 97.375% of the initial offering price thereof.
     In connection with the closing of the sale of $220 million aggregate principal amount of the Notes, on November 15, 2005, the Company entered into the Indenture governing the Notes and issued a global note (the “Global Note”) in an aggregate principal amount of $220 million in the name of Cede & Co. as nominee for The Depository Trust Company. Copies of the Indenture and the form of Global Note are filed herewith as Exhibits 4.1 and 4.2, respectively. The following description of the Indenture and the Global Note are qualified in their entirety by reference to Exhibits 4.1 and 4.2, respectively, which are incorporated by reference herein.
     The material terms and conditions of the Indenture and the Notes governed thereby are as follows:

     Maturity. November 15, 2025.
     Interest. Interest on the Notes at the rate of 1.875% per year is payable semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2006.
     Conversion Rights. The Notes will be convertible based on the applicable conversion rate, which initially shall be 24.6406 shares of common stock per $1,000 principal amount of Notes (which equals an initial conversion price of approximately $40.58 per share of common stock). The initial conversion price represents a premium of approximately 21% to the $33.54 per share closing price of the Company’s common stock on the New York Stock Exchange on November 9, 2005.
     Holders may convert their Notes at their option on any day prior to the close of business on the scheduled trading day immediately preceding August 15, 2013 only under the following circumstances:
(1)	during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the trading price per Note for each day of that measurement period was less than 103% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such day; or

(2)	upon the occurrence of specified corporate events.
On and after August 15, 2013 until the close of business on the scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.
     Upon conversion of a Note, a holder will receive (1) an amount in cash equal to the lesser of the principal amount of the Note and the conversion value thereof and (2) if the conversion value of the Note exceeds the principal amount of the Note, shares of the Company’s common stock in respect of the excess conversion value. The amounts payable on conversion of a Note will be determined in accordance with the Indenture and will be based on a daily conversion value calculated on a proportionate basis by reference to the volume weighted average price of the Company’s common stock for each day of the relevant twenty trading-day observation period applicable to the conversion.
     If a holder elects to convert its Notes in connection with a fundamental change that occurs prior to November 15, 2013, the conversion rate applicable to those Notes may be increased in certain circumstances.
     Optional Redemption by the Company. The Company may redeem for cash all or part of the Notes on November 15, 2013 at a price equal to 100.25% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. After November 15, 2013, the Company may redeem for cash all or part of the Notes at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
     Purchase at Option of Holders on Specified Dates. Holders may require the Company to purchase for cash all or a portion of their Notes on November 15, 2013 at a price equal to 100.25% of the principal amount being repurchased plus accrued and unpaid interest to, but excluding, the purchase date. Holders may also require the Company to purchase for cash all or a portion of their Notes on November 15, 2015 and November 15, 2020 at a price equal to 100% of the principal amount being repurchased plus accrued and unpaid interest to, but excluding, the purchase date.
     Purchase at Option of Holders on Fundamental Change. Upon a fundamental change, holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount being repurchased plus accrued and unpaid interest to, but excluding, the purchase date. The Notes are pari passu with the Company’s senior subordinated notes due 2033.
     Ranking. The Notes are the Company’s general unsecured senior subordinated obligations, subordinated to all of the Company’s existing and future senior debt and effectively subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.
     Underwriting commissions and discounts in connection with the sale of the Notes were approximately $5.8 million.
     The preceding description of the Indenture and the form of Global Note is qualified in its entirety by reference to Exhibits 4.1 and 4.2, respectively, which are incorporated by reference herein.
Convertible Note Hedge and Warrant Transactions
     On November 9, 2005, the Company entered into the Hedge Transaction and the Warrant Transaction with MSIL. The Hedge Transaction and Warrant Transaction are intended to reduce the potential dilution upon future conversion of the Notes by providing the Company with the option, subject to certain exceptions, to acquire shares which offset the delivery of newly issued shares upon settlement of conversions of the Notes. This has the economic effect to the Company of increasing the conversion price of the Notes to $52.00 per share, representing a 55% conversion premium to the per share closing price on November 9, 2005. The Company paid a premium of approximately $77.0 million for the Hedge Transaction and received a premium of approximately $51.3 million for the Warrant Transaction, for a net cost of approximately $25.7 million.
     Pursuant to the Hedge Transaction, if the Company gives MSIL notice of any conversion of the Notes on or prior to November 15, 2013, MSIL is required to deliver to the Company the number of shares of the Company’s common stock that the Company is obligated to deliver to the holders of the Notes with respect to the conversion, calculated exclusive of shares deliverable by the Company by reason of any additional (or “make whole”) premium relating to the Notes or by reason of any election by the Company to unilaterally increase the conversion rate pursuant to the Indenture.
     The warrants issued pursuant to the Warrant Transaction have an initial strike price of $52.00 per share. The warrants expire over a period of forty trading days beginning on February 13, 2014 and are European-style warrants (exercisable only upon expiration). If the warrants are exercised, the Company may choose either net cash or net share settlement. If the Company elects to net cash settle the warrants, the Company will pay cash in an amount equal to, for each exercise of warrants, (i) the number of warrants exercised multiplied by (ii) the excess of the volume weighted average price of the Company’s common stock on the expiration date of such warrants (the “Settlement Price”) over the strike price. Under net share settlement, the Company will deliver to MSIL a number of shares of the Company’s common stock equal to, for each exercise of warrants, (x) the amount payable upon net cash settlement divided by (y) the Settlement Price.
     We issued and sold the warrants in transactions exempt from the registration requirements of the Securities Act because the offer and sale did not involve a public offering. There were no underwriting commissions or discounts in connection with the sale of the warrants.
     The preceding description of the confirmation agreements entered into in connection with the Hedge Transaction and the Warrant Transaction is qualified in its entirety by reference to Exhibits 10.1 and 10.2, respectively, which are incorporated by reference herein.
Registration Rights Agreement
     In connection with the closing of the sale of the Notes, on November 15, 2005, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchaser. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.3. The following description of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 4.3, which is incorporated by reference herein.
     Under the Registration Rights Agreement, the Company has agreed, for the benefit of the holders of the Notes, to file, or have on file, a shelf registration statement with respect to the resale of the Notes and the common stock issuable upon conversion of the Notes within 90 days after the original issuance of the Notes and to use reasonable best efforts to cause such shelf registration statement to be declared effective within 180 days after the original issuance of the Notes or otherwise make available for use by selling security holders an effective shelf registration statement no later than such date. The Company also has agreed to use its reasonable best efforts to keep the registration statement effective until such time as all of the Notes and the common stock issuable on the conversion thereof cease to be outstanding or have either been (A) sold or otherwise transferred pursuant to an effective registration statement or (B) sold pursuant to Rule 144 under circumstances in which any legend borne by the Notes or common stock relating to restrictions on transferability thereof is removed or such Notes or common stock are eligible to be sold pursuant to Rule 144(k) or any successor provision, subject to certain exceptions set forth in the Registration Rights Agreement. The Company will be required to pay liquidated damages to the holders of the Notes if it fails to comply with its obligations to register the Notes and the common stock issuable upon conversion of the Notes within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods. The Company will not be required to pay liquidated damages to holders in respect of any common stock issued upon conversion of the Notes.
Item 8.01 Other Events.
     On November 15, 2005, the Company issued a news release announcing the closing of the private offering of the Notes. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
      (d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of November 15, 2005, between the Company and The Bank of New York Trust Company, N.A.

4.2	Form of 1.875% convertible senior subordinated note due 2025

4.3	Registration Rights Agreement, dated as of November 15, 2005, between Morgan Stanley & Co. Incorporated and the Company

10.1	Convertible note hedge transaction confirmation, dated as of November 9, 2005, by and between Morgan Stanley & Co. International Limited and the Company

10.2	Warrant transaction confirmation, dated as of November 9, 2005, by and between Morgan Stanley & Co. International Limited and the Company

99.1	News Release, dated November 15, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK TUBE CORPORATION
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Chief Financial Officer

Date: November 16, 2005

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of November 15, 2005, between the Company and The Bank of New York Trust Company, N.A.

4.2	Form of 1.875% convertible senior subordinated note due 2025

4.3	Registration Rights Agreement, dated as of November 15, 2005, between Morgan Stanley & Co. Incorporated and the Company

10.1	Convertible note hedge transaction confirmation, dated as of November 9, 2005, by and between Morgan Stanley & Co. International Limited and the Company

10.2	Warrant transaction confirmation, dated as of November 9, 2005, by and between Morgan Stanley & Co. International Limited and the Company

99.1	News Release, dated November 15, 2005